Exhibit 26 (g) ii. b.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT) AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL)

Effective April 1, 2005, the Amendment effective date, the Ceding Company and the Reinsurer agree to replace Schedule A – Accepted Coverages of the above-referenced Agreement in its entirety with the attached Schedule A – Accepted Coverages :            .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/14/10
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/14/10
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/14/10
Peter G. Ferris
Second Vice President & Actuary

Replace Schedule A Eff. 4/1/05

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

By:	/s/ Michelle L. Kunzman	Date:	5/12/10

Print name:	Michelle L. Kunzman

Title:	AVP & Actuary

SCHEDULE A: ACCEPTED COVERAGES

Issuing Companies: Policies issued by the MML Bay State Life Insurance Company of Enfield, Connecticut, C.M. Life Insurance Company of Enfield, Connecticut, or Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, may be reinsured under this Agreement.

Type of Business:             .

Plans of Insurance:             .

Eligible Policies:             .

Recapture:             .

Lead Underwriting Reinsurer:             .

Duties and function of the Lead Underwriting Reinsurer:

In the circumstance that an individual case deviation from the guidelines in the underwriting manual occurs, the Lead Underwriting Reinsurer’s approval is the deciding factor in determining the acceptance of each deviation, and the Reinsurer in this Agreement must follow the Lead Underwriting Reinsurer’s decision.

In the circumstance that the underwriting manual is modified, either in whole or in part, any such modification will be reviewed with and approved by the Reinsurer of this Agreement and all pool members. The Reinsurer may accept the modification by an amendment to this Agreement.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT) AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL)

This Amendment is effective July 1, 2008.

Part I:

For new policies issued on or after July 1, 2008, the Amendment effective date, the Ceding Company and the Reinsurer agree to replace Article X – Increase in Retention at One Location of the above-referenced Agreement in its entirety with the attached Article X – Increase in Retention at One Location             .

Part II:

For new policies issued on or after July 1, 2008, the Amendment effective date, the Ceding Company and the Reinsurer agree to replace Schedule B – Reinsurance Limits of the above-referenced Agreement in its entirety with the attached Schedule B – Reinsurance Limits             .

Part III:

For new policies issued on or after July 1, 2008, the Amendment effective date, the Ceding Company and the Reinsurer agree to replace Schedule J – MassMutual GVUL Reinsurance Example of the above-referenced Agreement in its entirety with the attached Schedule J – MassMutual GVUL Reinsurance Example             .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[page break]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/14/10
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/14/10
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/14/10
Peter G. Ferris
Second Vice President & Actuary

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

By:	/s/ Michelle L. Kunzman	Date:	5/12/10

Print name:	Michelle L. Kunzman

Title:	AVP & Actuary

[page break]

ARTICLE X: INCREASE IN RETENTION AT ONE LOCATION

A.	If at any time, the Ceding Company changes its established retention limits for this business, as shown in Schedule B – Reinsurance Limits, written notice of the change will promptly be given to the Reinsurer.

B.	The Ceding Company may apply the new limits of retention to existing reinsurance and change its Participation Percentage (defined in Section 1 below) on reinsurance in force in accordance with the following rules and according to the provision in Schedule B- Reinsurance Limits.

1.	will start at 25%. For ages 66 and up and non US lives, the Ceding Company’s Participation Percentage will be 40%.

2.	The Ceding Company’s initial Participation Percentage in either situation described in section (1) will be adjusted based on Schedule I - Rules For Determining QSP’s for GVUL, and Schedule J - MassMutual GVUL Reinsurance Example.

3.	The change in Participation Percentage will become effective on the policy anniversary date.

4.	The new Participation Percentage must apply to all business for a given client reinsured under this Agreement to the extent that their concentration maximum at one location has not been breached.

[page break]

SCHEDULE B: REINSURANCE LIMITS

Basis of Reinsurance: Ceding Company’s Participation Percentage              Reinsurer’s percentage share              and the hierarchy as described in Schedule J: MassMutual GVUL Reinsurance Example.                 . The actual calculation of the Reinsurer’s Participation Percentage is based on the explanation in Schedule I: Rules for Determining QSP’s in GVUL, and Schedule J: MassMutual GVUL Reinsurance Example.

Reinsurer notification:             .

Ceding Company’s Retention at One Location:             .

Concentration Limit: as used in the agreement, the maximum amount of available capacity at one location.

Issue Ages:

Underwriting type	Issue Ages

[table deleted]

Maximum Supplemental Benefit Amount:             .

[page break]

SCHEDULE J: MASSMUTUAL GVUL REINSURANCE EXAMPLE

All Business 4/1/05 and later

Group/ Location	Policy Period	Ceding Company Retention Percentage Ages 0-65 ; Ages 66+	Reinsurer Percentage NAR At this/each location	Cession Code

[table deleted]

Reinsurer	Concentration Limit*	Quota Share Percentage	Threshold	Pecking Order (Low to High)
A	____	____	____	____
B	____	____	____	____
C	____	____	____	____
D	____	____	____	____
E	____	____	____	____
MM	____	____	____	____

*	The Concentration limit is the maximum amount available at one location. It so happens, for purposes of this example, that the maximum amount at one location is the same as the minimum amount at one location which is used in the calculation of the threshold amount.

Footnotes:

1)	Concentration limits are based on the stated limits in the respective treaties.
2)	Customized QSP will be used at all other locations for that case where reinsurer is willing to accept risk.
3)	Once all of the reinsurers reach their established limits, then the Ceding Company will retain any risk left over.
4)	has a limit on the amount ceded per life; therefore, its concentration limit for a location can vary by case.

[page break]

SCHEDULE J: MASSMUTUAL GVUL REINSURANCE EXAMPLE

(Continued)

Ceded Amount (Applying Fixed QSP)
Max Risk in 1 Location	A	B	C	D	E	MM	Total	Shortfall
[table deleted]

[page break]

SCHEDULE J: MASSMUTUAL GVUL REINSURANCE EXAMPLE

(Continued)

Ceded Amount To Eliminate Shortfall - Based on Pecking Order
Max Risk in 1 Location	A	B	C	D	E	MM	Total	Shortfall
[table deleted]

[page break]

SCHEDULE J: MASSMUTUAL GVUL REINSURANCE EXAMPLE

(Continued)

Customized QSP
Max Risk in 1 Location	A	B	C	D	E	MM	Total
[table deleted]

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT) AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Agreement Effective Date: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL)

Effective April 1, 2009, the Amendment effective date, the quota share percentages for coverages in Exhibit I: Reinsurer’s Assigned Pool Percentages are hereby             . These percentages are applied for the policy periods noted in Exhibit I: Reinsurer’s Assigned Pool Percentages only.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged. IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/14/10
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/14/10
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/14/10
Peter G. Ferris
Second Vice President & Actuary

[page break]

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

By:	/s/ Michelle L. Kunzman	Date:	5/12/10

Print name:	Michelle L. Kunzman

Title:	AVP & Actuary

[page break]

EXHIBIT I: Reinsurer’s Assigned Pool Percentages

All Business 4/1/05 and later

Group/ Location	Policy Period	Ceding Company Retention Percentage Ages 0-65 ; Ages 66+	Reinsurer Percentage NAR At this/each location	Cession Code

[table deleted]

Other              previously added to this Agreement but not mentioned herein continue unchanged from prior amendments.

Other              new business percentages previously added to this Agreement but not mentioned herein continue unchanged from prior amendments.

AMENDMENT to

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL)

Effective August 1, 2009, the Amendment effective date, the Ceding Company and the Reinsurer hereby agree that the attached Schedule K - Retention Limits will be added to the above-referenced Agreement.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/14/10
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/14/10
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/14/10
Peter G. Ferris
Second Vice President & Actuary

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

By:	/s/ Michelle L. Kunzman	Date:	5/12/10

Print name:	Michelle L. Kunzman

Title:	AVP & Actuary

SCHEDULE K: RETENTION LIMITS

Single Life Plans	Age	Standard	Table	Table
[table deleted]

    Effective 8/1/09

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL)

For new policies issued on or after January 1, 2010, the Amendment effective date, the attached GVUL Underwriting Guidelines will be applied to the above-referenced Agreement for applicable business as stated in these same GVUL Underwriting Guidelines.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/14/10
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/14/10
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/14/10
Peter G. Ferris
Second Vice President & Actuary

[page break]

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

By:	/s/ Michelle L. Kunzman	Date:	5/12/10

Print name:	Michelle L. Kunzman

Title:	AVP & Actuary

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT) AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL)

This Amendment is effective beginning January 1, 2010. There are two reasons for this Amendment. The first purpose of the Amendment is to             . The second purpose of the Amendment is to replace Schedule B.

I: The following revisions to Schedule F-2: GVUL Underwriting Guidelines are hereby applied to the above-referenced Agreement.

II: The Ceding Company and the Reinsurer agree to replace Schedule B – Reinsurance Limits of the above-referenced Agreement in its entirety with the attached (on page 4) Schedule B – Reinsurance Limits which reflects changes in the             .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	9/8/10
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	9/8/10
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	9/8/10
Peter G. Ferris
Second Vice President & Actuary

[page break]

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

By:	/s/ Michelle L. Kunzman	Date:	9/7/10

Print name:	Michelle L. Kunzman

Title:	Assistant Vice President & Actuary

[page break]

SCHEDULE B: REINSURANCE LIMITS

Basis of Reinsurance:             .

Reinsurer’s Share: Shares for the Reinsurer             . Reinsurer’s percentage share             , and the hierarchy as described in Schedule J: MassMutual GVUL Reinsurance Example.             . The actual calculation of the Reinsurer’s Participation Percentage is based on the explanation in Schedule I: Rules for Determining QSP’s in GVUL, and Schedule J: MassMutual GVUL Reinsurance Example.

Reinsurer notification:             .

Ceding Company’s Retention at One Location:             .

Concentration Limit: as used in the agreement, the maximum amount of available capacity at one location.

Issue Ages:

Maximum Supplemental Benefit Amount:             .